Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

March 21, 2025

D-Wave Quantum Inc.
2650 East Bayshore Road
Palo Alto, California 94303
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to D-Wave Quantum Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets.
The Company entered into an equity line of credit pursuant to a purchase agreement, dated as of June 16, 2022, by and among the Company, the stockholder of the Company identified in the Registration Statement (the “Selling Stockholder”) and the other parties thereto (the “Purchase Agreement”). The Registration Statement relates to the sale from time to time, of up to 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), by the Selling Stockholder, which may be issued to the Selling Stockholder in connection with the Purchase Agreement (the “ELOC Shares”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); (iv) the Purchase Agreement; and (v) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the stated assumptions, exceptions and qualifications, as of the date hereof, we are of the opinion that the ELOC Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.
The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We neither express nor imply any obligation with respect to any other laws or the laws of any

D-Wave Quantum Inc.
March 21, 2025

__________________________
other jurisdiction or of the United States. For purposes of this opinion, we assume that the ELOC Shares will be issued in compliance with all applicable state securities or blue sky laws.
We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof. We disclaim any obligation to advise you of any subsequent legal or factual developments that affect any matters or opinions set forth herein.
We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP